Exhibit 10.2

DATE: DECEMBER 14, 2018

RELATIONSHIP AGREEMENT RELATING TO SUMMIT THERAPEUTICS PLC

Between

SUMMIT THERAPEUTICS PLC

and

ROBERT W. DUGGAN

and

CAIRN FINANCIAL ADVISERS LLP

CMS Cameron McKenna Nabarro Olswang LLP

Cannon Place

78 Cannon Street

London EC4N 6AF

T +44 20 7367 3000

F +44 20 7367 2000

cms.law

TABLE OF CONTENTS

1.	Definitions and Interpretation	1

2.	Conditions	3

3.	Duration and Termination	3

4.	Undertakings	4

5.	Notices	5

6.	Confidentiality	5

7.	Announcements	6

8.	Deed of Adherence	7

9.	Remedies and Waivers	7

10.	Miscellaneous	8

11.	Contracts (Rights of Third Parties) Act 1999	8

12.	Governing Law and Jurisdiction	9

RELATIONSHIP AGREEMENT

DATE December 14, 2018

PARTIES

(1)

SUMMIT THERAPEUTICS PLC (incorporated and registered in England and Wales under registration number 05197494), the registered office of which is at 136a Eastern Avenue, Milton Park, Abingdon, Oxfordshire OX14 4SB (the “Company”);

(2)	ROBERT W. DUGGAN, of [**] (the “Investor”); and

(3)

CAIRN FINANCIAL ADVISERS LLP (incorporated and registered in England and Wales under registration number OC351689, the registered office of which is at Cheyne House, Crown Court, 62 – 63 Cheapside, London EC2V 6AX) (the “Nomad”).

RECITALS

(A)	Application will be made for the New Ordinary Shares to be admitted to trading on AIM.

(B)	The Investor will control approximately 48.81 per cent of the issued Ordinary Shares following Admission.

(C)

The parties have entered into this agreement to record certain matters agreed between them in anticipation and facilitation of Admission and to regulate the continuing relationship between them after Admission.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this agreement, the following words and expressions have the following meanings:

“Admission” means admission of the New Ordinary Shares to trading on AIM becoming effective (pursuant to Rule 6 of the AIM Rules);

“Adviser” means a person’s financial or legal advisers or accountants or auditors;

“Affiliate” means in relation to the Investor:

(a)	any person who holds shares (whether directly or indirectly) in the Company on behalf of the Investor; and

(b)	any associates (within the meaning of the definition of “related party” contained in the AIM Rules) of the Investor;

“AIM” means the AIM market of the London Stock Exchange;

“AIM Rules” means the AIM Rules for Companies published by the London Stock Exchange (including any guidance notes or statements of practice) which govern the obligations and responsibilities of companies whose shares are admitted to trading on AIM, as amended from time to time;

“Announcing Party” has the meaning given to it in clause 7.1;

“Articles of Association” means the Company’s articles of association from time to time;

“Business Day” means a day (other than a Saturday, Sunday or public holiday) on which banks are open for business in London;

“Companies Act” means the Companies Act 2006;

“Conditions” has the meaning given to it in clause 2.1;

“Confidential Information” means any information of a confidential nature relating to the directors, employees, customers, business, assets or affairs of the Group or of the Investor or any of its Affiliates, as the case may be, which one party may have or have acquired prior to the date of this agreement or may have or acquire through the exercise of its rights or performance of its obligations under this agreement or otherwise and, in addition, in the case of the Investor, through its ownership of an interest in the Company;

“Disclosing Party” as given to it in clause 6.1;

“FCA” means the Financial Conduct Authority;

“Group” means the Company and its subsidiary undertakings from time to time, and references to a “member of the Group” (and derivations thereof) shall be construed accordingly;

“London Stock Exchange” means London Stock Exchange plc;

“New Ordinary Shares” means the 78,125,000 new Ordinary Shares in the capital of the Company to be issued in connection with the Subscription;

“Ordinary Shares” means ordinary shares of one penny each in the capital of the Company having the rights set out in the Articles of Association (and any shares which are derived from them);

“Panel” means the Panel on Takeovers and Mergers;

“Public Announcement” has the meaning given to it in clause 7.1;

“Recipient” has the meaning given to it in clause 6.1;

“Relevant Interest” means an interest, whether held directly or indirectly, in 20 per cent or more of the aggregate Voting Rights in the Company from time to time;

“Securities Purchase Agreement” means the securities purchase agreement dated the same date as this agreement, entered into between the Company and the Investor;

“Subscription” means the proposed subscription of American Depositary Shares (“ADS”) (representing the New Ordinary Shares on the basis of 5 Ordinary Shares for each ADS) by the Investor pursuant to the terms of the Securities Purchase Agreement;

“Voting Rights” means in relation to any company, voting rights attaching to securities of the relevant company which are generally exercisable at meetings of shareholders of the relevant company;

“Working Hours” means 9.00 a.m. to 5.30 p.m. on a Business Day.

1.2	In this agreement, unless otherwise specified:

1.2.1	the contents page, headings and sub-headings in this agreement are for ease of reference only and do not affect the meaning of this agreement;

1.2.2	words in the singular include the plural and vice versa;

1.2.3	references to one gender include all genders;

1.2.4

references to statutory provisions shall be construed as references to those provisions as respectively replaced, amended or re-enacted (whether before or after the date of this agreement) and shall include any provisions of which they are re-enactments (whether with or without modification) and any subordinate legislation made under those provisions;

1.2.5	a reference to “a party” is to a party to this agreement and includes the respective successors or permitted assigns of the original parties;

1.2.6	general words do not have a restrictive meaning because they are preceded or followed by specific words indicating a particular type, class or category;

1.2.7	any words following the terms “include” and “including” or any similar expression are illustrative and do not limit the meaning of the words preceding those terms;

1.2.8	a reference to “a clause”, “paragraph” or “schedule” is to a clause or paragraph of or schedule to this agreement and a reference to this agreement includes its schedules and appendices;

1.2.9	a reference to “a company” includes any company, corporation or any other body corporate (wherever incorporated);

1.2.10	“a person” includes an individual, firm, partnership, company, association, organisation or trust (in each case whether or not having a separate legal personality); and

1.2.11	“holding company”, “subsidiary”, “parent undertaking” or “subsidiary undertaking” have the same meaning as their respective definitions in the Companies Act.

2.	CONDITIONS

2.1

Other than the provisions of clauses 1, 2 and 5 to 12 (inclusive), which shall take immediate effect upon the signing of this agreement by the parties, the obligations of the parties under this agreement shall take effect on and from Admission provided that:

2.1.1	Admission occurs no later than 8 a.m. on the date that is the sixtieth day after the date of this agreement, or such later date as may be agreed between the parties; and

2.1.2	on or immediately following Admission, the Investor and/or any of his Affiliates holds (in aggregate) a Relevant Interest,

(together, the “Conditions”).

2.2	If either of the Conditions is not satisfied, this agreement shall terminate immediately.

3.	DURATION AND TERMINATION

3.1	Subject to clause 2.1, this agreement shall continue (and otherwise shall terminate immediately) for so long as either:

3.1.1	the Investor and/or any of his Affiliates holds (in aggregate) a Relevant Interest; or

3.1.2	the Ordinary Shares are admitted to trading on AIM and the ADS are admitted to trading on the Nasdaq Stock Exchange.

3.2

Any termination of this agreement (including in accordance with clause 2.2) shall be without prejudice to any provisions of this agreement which are expressed to continue in force thereafter and shall be without prejudice to any rights or obligations which may have accrued prior to the date on which this agreement terminates.

4.	UNDERTAKINGS

4.1	The Investor undertakes to the Company, and (in respect of his Affiliates) shall insofar as is within his power or control procure, that:

4.1.1	all transactions and arrangements between:

(a)	the Investor or any of his Affiliates; and

(b)	any member of the Group (including trading arrangements),

are conducted at arm’s length and on normal commercial terms (and the parties hereby acknowledge that this agreement has been concluded on such a basis) and in accordance with the related party transaction rules set out in rule 13 of the AIM Rules;

4.1.2

he and his Affiliates shall not take any action that would have the effect of preventing the Company from carrying on its business independently of the Investor and his Affiliates provided that, for the avoidance of doubt and subject to the remaining provisions of clause 4.1, this clause 4.1.2 shall not restrict the Investor from lawfully exercising his Voting Rights or other rights as a holder of ADS and/or Ordinary Shares;

4.1.3

he and his Affiliates shall not propose or procure the proposal of a resolution of the shareholders of the Company (or any class thereof) which is intended or appears to be intended to circumvent compliance with the AIM Rules;

4.1.4	the provisions of this agreement are properly and promptly observed and given full force and effect according to the spirit and intention of this agreement; and

4.1.5	he shall not and shall procure that none of his Affiliates shall:

(a)	influence or seek to influence the day-to-day running of the Company or any member of the Group at an operational level;

(b)

exercise his Voting Rights in respect of any resolution relating to a transaction, agreement or arrangement involving any member of the Group to which the Investor or any of his Affiliates is a party; or

(c)	exercise his Voting Rights to procure or seek to procure any amendment to the Articles of Association which would be inconsistent with the provisions of this agreement.

4.2

The Investor’s obligations in clause 4.1 shall not operate so as to restrict the Investor or any of his Affiliates from discussing with the executive management from time to time strategic or operational matters pertaining to the Group.

4.3

The Investor’s obligations to satisfy his undertakings in clause 4.1 shall include exercising, causing the exercise or, as applicable, preventing the exercise of all shareholder rights in the Company exercisable by him or, insofar as is within his power or control, any of his Affiliates from time to time in the manner required to give effect to his obligations under clause 4.1.

4.4

Notwithstanding clause 4.1 nothing in this agreement shall prevent the Company, or any member of the Group, from contracting with the Investor, or any of his Affiliates, at arm’s length and on normal commercial terms.

4.5	The Investor undertakes that he shall not and shall procure that any of his Affiliates shall not solicit or entice any senior employee from the Group.

5.	NOTICES

5.1	A notice under this agreement shall only be effective if it is in writing (which shall include, for the purposes of this Clause 5, by email).

5.2	Notices under this agreement shall be sent to a party to this agreement at its address (or email address, as applicable) and for the attention of the individual set out below:

Party	Address
The Company	136a Eastern Avenue Milton Park Abingdon Oxfordshire OX14 4SB Attention: Erik Ostrowski, Melissa Strange and Richard Pye

The Investor	[**]

The Nomad	Cairn Financial Advisers LLP Cheyne House Crown Court 62-63 Cheapside London EC2V 6AX United Kingdom Attention: Tony Rawlinson and Liam Murray

provided that a party may change its notice details on giving notice to the other parties of the change in accordance with this clause 5.

5.3	Any notice given under this agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

5.3.1	if delivered by hand, on delivery;

5.3.2	if sent by first class post, two clear Business Days after the date of posting; and

5.3.3

if sent by email, at the time that the email was sent provided that no error message indicating failure to deliver has been received by the sender and provided further that a hard copy of the communication signed by or on behalf of the sender, and any attachments, is also delivered by hand or sent by first class pre-paid post within two Business Days of transmission.

5.4

Any notice given under this agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

6.	CONFIDENTIALITY

6.1

Subject to the remainder of this clause 6, any Confidential Information received or acquired by a party (the “Recipient”) from another party (the “Disclosing Party”) shall be treated by the Recipient in confidence and shall not be used or disclosed by the Recipient to any other person (except as provided by this agreement or any other agreement with the Disclosing Party) without the prior written consent of the Disclosing Party, and no information about the relationship or agreements between the parties (including the existence of this agreement) shall be disclosed by any party without the prior written consent of the other parties.

6.2

A Recipient may disclose any Confidential Information to its Advisers without the prior written consent of the Disclosing Party, provided that the Recipient procures that any such Adviser shall agree and undertake to keep such information confidential as if bound by this clause 6.

6.3

The Investor may disclose Confidential Information without the prior written consent of the Company to those persons who require it for the exercise of their functions within the Investor or any of his Affiliates, provided that the Investor procures that any such persons shall agree and undertake to keep such information confidential as if bound by this clause 6.

6.4	Clause 6.1 shall not apply to information which:

6.4.1

is in, or comes into, the public domain otherwise than as a result of a breach of this agreement or any other agreement between the parties or as a result of any breach of any other duty of confidence owed by the Recipient to the Disclosing Party;

6.4.2	is in the possession of the Recipient prior to its receipt from the Disclosing Party;

6.4.3	is independently received from a person who, so far as the Recipient is aware, is in possession of it otherwise than as a result of any breach by any person of a duty of confidentiality;

6.4.4

the Recipient is bound by applicable laws or regulations of any jurisdiction to disclose including, in the case of the Company, by the AIM Rules in relation to Admission (and the parties hereby agree that the existence of this agreement and a description of its contents may be disclosed by the Company for the purpose of compliance with the AIM Rules in relation to Admission) and the rules and regulations of the U.S. Securities and Exchange Commission; or

6.4.5

the Recipient is required to disclose pursuant to its public, statutory, legal or regulatory obligations or requirements, but, where the Investor is required to disclose Confidential Information or make any announcement relating to the same, the Investor shall promptly notify the Company as soon as practicable and, where lawful to do so, before such disclosure or announcement occurs, consult with the Company regarding the timing and content of such disclosure or announcement and/or regarding such other action which the Company may reasonably choose to take to challenge the validity of such requirement or limit the extent of such disclosure.

6.5	The Recipient shall remain responsible for any breach of this clause 6 by the person to whom that Confidential Information is disclosed.

6.6

The provisions of this clause 6 shall continue to apply after termination of this agreement for a period of 5 years, except with regard to trade secret information which shall extend until such time as such information is no longer trade secret information.

7.	ANNOUNCEMENTS

7.1	Subject to clause 7.2, if the Company or the Investor (such party being the “Announcing Party”) wishes to make any public announcement or communication (including social media) which refers to:

7.1.1	this agreement or the subject matter of it; or

7.1.2	any matter in the context of the Investor being a shareholder of the Company,

(a “Public Announcement”), such Public Announcement shall not be made without the prior consent of the party that is not the Announcing Party (the “Other Party”) and, in seeking such consent, the Announcing Party shall as soon as reasonably practicable before the time at which it proposes to make the Public Announcement, and in any event not less than 48 hours before such time, submit a draft of the relevant Public Announcement to the Other Party.

7.2	The provisions of clause 7.1 shall not apply to any Public Announcement if and to the extent that it:

7.2.1	is required by law or by the regulations of the Securities Exchange Commission, the FCA or any relevant stock exchange or the Panel, provided that:

(a)

where practicable, prior to the making or despatch thereof, the Company or the Investor, as the case may be, shall use all reasonable endeavours to consult with the Investor or the Company, as applicable, as to the content, timing and manner of making or despatch thereof; and

(b)	to the extent practicable, the Company or the Investor, as applicable, shall take into account all reasonable requirements of the other in relation thereto;

7.2.2	is required in relation to Admission or otherwise forms part of that process; or

7.2.3	is commercial marketing and/or advertising material issued in the ordinary course of business by a party.

8.	DEED OF ADHERENCE

8.1

The Investor may transfer any interest in any of the Ordinary Shares to any of his Affiliates, provided that the Company shall not register any such transfer unless and until the proposed transferee has entered into a deed (in a form reasonably acceptable to the Company and the Nomad) pursuant to which it agrees to adhere to and be bound by the provisions of this agreement, and to perform the obligations imposed on the proposed transferor by this agreement, in each case as if named in this agreement as the Investor.

8.2

Subject to the proposed transferee executing a deed of adherence in accordance with clause 8.1, the Company and the Nomad shall be deemed to agree that such proposed transferee shall have become a party and shall have all of the rights of the Investor under this agreement.

8.3	For the avoidance of doubt, nothing in this clause 8 shall prejudice any obligation of the Investor under the Securities Purchase Agreement.

9.	REMEDIES AND WAIVERS

9.1	No delay or omission by any party to this agreement in exercising any right, power or remedy provided by law or under this agreement or any other documents referred to in it shall:

9.1.1	affect that right, power or remedy; or

9.1.2	operate as a waiver thereof.

9.2

The single or partial exercise of any right, power or remedy provided by law or under this agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

9.3

Except as otherwise expressly provided in this agreement, the rights, powers and remedies provided in this agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

9.4

The Investor agrees that if he should be in breach of any of the obligations in this agreement, damages would be an inadequate remedy and that an order for specific performance would be the appropriate remedy for such breach, without prejudice to any other rights which the other parties may have.

10.	MISCELLANEOUS

10.1	This agreement may only be varied in writing signed by each of the parties.

10.2

The parties shall not assign, or purport to assign, all or any part of the benefit of, or its rights or obligations under, this agreement, provided that the Investor may transfer his rights and obligations under this agreement to an Affiliate.

10.3	If at any time any provision of this agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

10.3.1	the legality, validity or enforceability in that jurisdiction of any other provision of this agreement; or

10.3.2	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this agreement.

10.4

The Investor shall (at its own expense) promptly execute and deliver such documents and perform such acts as the Company and the Nomad may each require from time to time for the purpose of giving full effect to this agreement.

10.5

Except as otherwise stated in any other provision of this agreement, the Company shall pay the costs and expenses in relation to the preparation, execution and carrying into effect of this agreement and all other documents referred to in, or ancillary to, this agreement.

10.6	The parties may execute this agreement in any number of counterparts, each of which when executed and delivered will be an original but all of which when taken together will constitute one agreement.

10.7

This agreement supersedes all previous agreements, arrangements and understandings (whether written or oral) between the parties in relation to the subject matter of this agreement and contains the whole agreement between the parties relating to the subject matter of this agreement to the exclusion of any terms implied by law which may be excluded by contract, provided that in the event of any inconsistency between any term of this agreement and any term of the Securities Purchase Agreement, the Securities Purchase Agreement shall prevail with respect to that term.

10.8	Nothing in this agreement and no action taken by the parties under this agreement shall constitute a partnership, association, joint venture or other co-operative entity between the parties.

11.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

11.1	Except as expressly stated in this agreement, a person who is not a party to this agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

12.	GOVERNING LAW AND JURISDICTION

12.1

This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) are governed by the law of England and Wales.

12.2

The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to determine any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

Executed and delivered by the parties as a deed on the date first written above.

Executed as a deed by	)
SUMMIT THERAPEUTICS PLC	)
on being signed by	)	/s/ Glyn Edwards
Glyn Edwards	)	Director
in the presence of:	)

Name of witness: Stuart Kingstone

Signature of witness: /s/ Stuart Kingstone

Address:

Occupation: Retired

Executed as a deed by	)
ROBERT W. DUGGAN	)
on being signed by	)	/s/ Robert W. Duggan
Robert W. Duggan	)
in the presence of:	)

Name of witness: Ryan Flake

Signature of witness: /s/ Ryan Flake

Address:

Occupation: CFO

Executed as a deed by	)	/s/ Liam Murray
CAIRN FINANCIAL ADVISERS LLP	)	Member
acting by	)
Liam Murray	)
and	)
Sandy Jamieson	)	/s/ Sandy Jamieson
each a member, in the presence of:	)	Member

Name of witness: David Cuffman

Signature of witness: /s/ David Cuffman

Address:

Occupation: Chartered Accountant